Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-157051 and 333-132983) on Form S-8 and Registration Statement (No. 333-145122) on Form S-3 of Medivation, Inc. of our report dated February 12, 2007, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Medivation, Inc. for the year ended December 31, 2008.

SingerLewak LLP

Los Angeles, CA

March 13, 2009